EXHIBIT 10.06

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT, dated as of April 18, 2006 (the “Security Agreement”) by and between Derma Sciences, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania and having its principal place of business at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540 (“Buyer”), and Western Medical, Ltd., a corporation organized under the laws of the State of New Jersey and having its principal place of business at 64 North Summit Street, Tenafly, New Jersey 07670 (“Seller”).

RECITALS

        WHEREAS, the parties have entered into that certain Asset Purchase Agreement dated January 26, 2006 (the “Asset Purchase Agreement”),

        WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has issued to the Seller the Buyer’s promissory note of even date herewith in the principal amount of $500,000,

        WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has undertaken certain obligations of indemnity to the Buyer, and

        WHEREAS, the Seller has undertaken to secure its obligations of indemnity by the amount due to it under the foregoing promissory note,

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

        1.    Grant of Security Interest. The Seller hereby grants to the Buyer a security interest in that certain promissory note issued by the Buyer, as maker, to the order of the Seller, as payee, dated April 18, 2006, in the principal amount of $500,000, bearing interest at 12% per annum, payable quarterly, and maturing on April 18, 2009 (the “Promissory Note”).

        2.    Obligations. The obligations secured by this Security Agreement are those obligations of indemnity of the Seller set forth in Section 7.2, as conditioned and/or limited by Sections 7.4, 7.5, 7.6 and 7.7, of the Asset Purchase Agreement (the “Obligations”).

        3.    Recourse to Collateral. The Buyer shall have recourse to the Promissory Note, and may satisfy the Obligations from amounts due to the Seller thereunder, if, and to the extent: (i) the Seller incurs an obligation to indemnify the Buyer under Section 7.2 of the Asset Purchase Agreement, (ii) the foregoing obligation to indemnify the Buyer has become final and unappealable, and (iii) the Seller fails to satisfy its obligations of indemnity in accordance with Section 7.5 of the Asset Purchase Agreement.

        4.    No Modification of Asset Purchase Agreement. This Security Agreement is delivered pursuant to the Asset Purchase Agreement, is subject in all respects to the provisions thereof and does not alter, enlarge or restrict the provisions of the Asset Purchase Agreement.

        5.    Controlling Law. This Security Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, but not limited to, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of New Jersey, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

        6.    Consent to Jurisdiction. The parties hereto hereby consent to the exclusive jurisdiction of the state and federal courts situate in Newark, New Jersey with respect to any disputes, claims, controversies or other actions or proceedings arising under this Security Agreement. The parties hereto hereby waive any and all rights to commence any action or proceeding before any other court or judicial body or in any other venue with respect to the subject matter hereof.

        IN WITNESS WHEREOF, this Security Agreement has been duly executed and delivered by a duly authorized officer of each of Buyer and Seller on the date first above written.

DERMA SCIENCES, INC.
By:
Edward J. Quilty President and Chief Executive Officer
WESTERN MEDICAL, LTD.
By:
Chris Fuhrman President and Chief Executive Officer